Exhibit 1.1

GFI SOFTWARE S.A.

[•] COMMON SHARES, NOMINAL VALUE €0.01 PER SHARE

UNDERWRITING AGREEMENT

[•], 2013

[•], 2013

J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC

Jefferies LLC

As representatives of the several Underwriters
named in Schedule I hereto

c/o       J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Credit Suisse Securities (USA) LLC

11 Madison Avenue
New York, New York 10010

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

GFI Software S.A., a Luxembourg joint stock company (société anonyme) (the “Company”), proposes to issue to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] common shares, nominal value €0.01 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue to the several Underwriters not more than an additional [•] common shares, nominal value €0.01 per share, of the Company (the “Additional Shares”) if and to the extent that J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as the managers of the offering (collectively, the “Managers” or “you”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The common shares, nominal value €0.01 per share, of the Company to be outstanding after giving effect to the issuance and sales contemplated hereby are hereinafter referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents, if any, and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.     Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)      The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)      (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available roadshow or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)       At the time of the initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder on the date of first use.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)      The Company has been duly incorporated, is validly existing as a joint stock company (société anonyme) under the laws of the Grand Duchy of Luxembourg, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)       Each subsidiary of the Company set forth on Annex A hereto (each, a “Material Subsidiary”) has been duly organized, is validly existing as a corporation or other legal entity in good standing (where such concept exists), under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares in the capital of or other equity interests of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (where such concept exists) and, except as disclosed in Annex B hereto, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)       This Agreement has been duly authorized, executed and delivered by the Company.

(g)       The share capital of the Company conforms as to legal matters, in all material respects, to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)      The Common Shares outstanding prior to the issuance of the Shares to be issued by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i)        The Shares, when issued as contemplated under this Agreement (and provided that (i) the Shares have been fully subscribed, and (ii) the Company has received the entire subscription price payable on such Shares), will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights which have not been validly waived.

(j)       There are no restrictions on subsequent transfers of the Shares under the laws of Luxembourg.

(k)      The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene the articles of association of the Company, (ii) result in a breach or violation of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) violate any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clause (ii) and (iii) as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(l)        There has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or would be a party or to which any of the properties of the Company or any of its subsidiaries is or would be subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or, in the case of contracts or documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)      Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)      The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)      To the Company’s knowledge, the Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year, and does not believe it is a PFIC for the current taxable year and, based on the Company’s current and projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(q)      The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations inside and outside the United States relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)       There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)       Except as disclosed in the Prospectus and Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)       Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage relating to the Company or any of its subsidiaries or any of their respective businesses; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u)      The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)      (i)  Neither the Company nor any of its subsidiaries, nor any director or officer, or controlled affiliate thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of any Sanctions.

(w)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, as the case may be.

(x)      The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(y)      Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Except as disclosed in the Time of Sale Prospectus, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries (other than Intellectual Property Rights licensed or granted by the Company in the ordinary course of its business), (B) to the Company’s knowledge, there is no infringement, misappropriation or other violation by the Company or its subsidiaries of any of the Intellectual Property Rights of third parties, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties, (D) neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with any Intellectual Property Rights of third parties and (E) to the knowledge of the Company, there is no infringement, misappropriation, or other violation of the Intellectual Property Rights of the Company or its subsidiaries, except in each case covered by clauses (A) through (E) such as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken reasonable measures to protect their respective Intellectual Property Rights and to prevent the unauthorized dissemination or publication of their respective confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.

(z)       No labor dispute with the employees of the Company or any of its subsidiaries that would have a material adverse effect on the Company and its subsidiaries, taken as whole, exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(aa)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or local regulatory authorities inside and outside the United States necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(cc)              The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(dd)            Under current laws and regulations of Luxembourg and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Shares may be freely transferred out of Luxembourg except that any specific transfer may be prohibited or limited by anti-money laundering regulations, freezing orders or similar restrictive measures as disclosed in the Time of Sale Prospectus.

(ee)              Under current laws and regulations of Luxembourg and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Shares made to holders thereof or therein who are non-residents of Luxembourg and do not have a permanent establishment or permanent representative in Luxembourg to which the Shares are attributable will not be subject to income, withholding or other taxes under laws and regulations of Luxembourg or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Luxembourg or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Luxembourg or any political subdivision or taxing authority thereof or therein, except as described in the Time of Sale Prospectus.

(ff)                Under current laws and regulations of Luxembourg and any political subdivision thereof, no stamp or other issuance or transfer taxes or duties or similar fees or charges and no other taxes (except for income taxes and a one-time fixed registration duty of €75.00 on the issuance of Shares for cash contribution) are payable by or on behalf of the Underwriters to Luxembourg or to any political subdivision or taxing authority thereof or therein in connection with the issuance and delivery by the Company of the Shares to the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

(gg)              Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)            Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii)                    The Company and each of its subsidiaries have filed all federal, state and local tax returns inside and outside the United States, required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by International Financial Reporting Standards have been created in the consolidated financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj)                  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(kk)                The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Managers to engage in Testing-the-Waters Communications.  The Company reconfirms that J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC have been authorized to act on its behalf in undertaking Testing-the-Waters Communications in accordance with the authorization dated November 6, 2012.  The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ll)                    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(mm)             The Company and each of its subsidiaries have complied and are presently in compliance with all applicable laws and regulations regarding privacy, data protection and the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information or other information relating to persons protected by law, except where the failure to comply would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(nn)                Any third-party statistical or market-related data included in the Registration Statement, the Prospectus and the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

2.              Agreements to Issue and Purchase.  The Company agrees to issue to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe at a subscription price of $[•] a share (the “Public Offering Price”), for that number of Firm Shares set forth in Schedule I hereto opposite its name.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue to the Underwriters up to [•] Additional Shares at the Public Offering Price, and the Underwriters shall have the right to subscribe for and purchase, severally and not jointly, up to [•] Additional Shares, provided, however, that the amount paid by the Company to the Underwriters as an Underwriting Fee in respect of such Additional Shares issued by the Company shall be increased by, an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be subscribed for and purchased by the Underwriters and the date on which such shares are to be subscribed for and purchased.  Each subscription and purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be subscribed for and purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be subscribed for and purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to subscribe for and purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be subscribed for and purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be issued hereunder, (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or the disposition of Common Shares to the Company, or the withholding of Common Shares by the Company, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes and exercise price due with respect to the exercise of options or the vesting of restricted stock or restricted stock units, insofar as such options, restricted stock or restricted stock units is or are outstanding as of the date hereof or as of the date of the Time of Sale Prospectus, provided that no public reports or filings including, but not limited to, filings under Section 16 of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned in connection with such disposition, (c) the grant of options or the issuance of Common Shares by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus, (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, or (e) the entry by the Company into an agreement providing for the issuance of Common Shares or any security convertible into or exercisable for Common Shares in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that any such securities (as fully converted or exercised, if applicable) issued pursuant to this clause (e) would not exceed 5% of the Common Shares outstanding immediately after giving effect to the initial public offering, and provided that any recipients of such securities shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as though they were expressly applicable to such recipient.

If the Managers jointly agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit G hereto through a major news service at least two business days before the effective date of the release or waiver.

3.                            Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at the Public Offering Price and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

4.                            Payment, Underwriting Fee and Delivery.  Payment for the Firm Shares to be issued by the Company shall be made to the Company in U.S. federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on [•], 2013, or at such other time on the same or such other date, not later than [•], 2013, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”  Upon receipt of such payment, the Firm Shares to be issued by the Company shall, after completion of the formalities required under Luxembourg law, be issued by the Company on the Closing Date (the “Issuance”).  Immediately after the Issuance, book entries with respect to all Firm Shares shall be made on the respective accounts of the several Underwriters.

Payment for any Additional Shares issued by the Company shall be made to the Company in U.S. federal or other funds immediately available in New York City against delivery of such Additional Shares in the form of book entries for such Additional Shares on the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2013, as shall be designated in writing by you.

As compensation for the Underwriters’ commitments hereunder, the Company shall pay to the Managers for the Underwriters’ proportionate accounts the sum of $[•] a share times the total number of Shares issued by the Company and subscribed for by the Underwriters in connection with this Agreement (the “Underwriting Fee”).  Payment of the portion of the Underwriting Fee relating to the Firm Shares issued by the Company and subscribed for by the Underwriters shall be made on the Closing Date, and payment of any portion of the Underwriting Fee relating to Additional Shares issued by the Company and subscribed for by the Underwriters shall be made on the applicable Option Closing Date.

Subject to the Company’s receipt of the Public Offering Price for the number of Firm Shares and, if applicable, Additional Shares to be issued by the Company on the Closing Date or the applicable Option Closing Date and the completion of the formalities required under Luxembourg law in connection therewith, the Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  In the case of the Firm Shares and the Additional Shares, if any, to be issued by the Company to the Underwriters, the Underwriting Fee payable to the Managers for the proportionate accounts of the Underwriters shall be increased by (x) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of such Shares to the Underwriters duly paid and (y) any withholding required by law in respect of the transfer of such Shares for the Underwriters.

5.                            Conditions to the Underwriters’ Obligations.  The obligations of the Company to issue the Shares, as applicable, to the Underwriters and the several obligations of the Underwriters to subscribe for, purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                        there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                    The Underwriters shall have received on the Closing Date a certificate of the chief financial officer of the Company with respect to certain information in the Prospectus and Time of Sale Prospectus, in the form attached hereto as Annex C.

(d)                   The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

(e)                    The Underwriters shall have received on the Closing Date an opinion of Arendt & Medernach, Luxembourg counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(f)                     The Underwriters shall have received on the Closing Date an opinion from GANADO Advocates, Malta counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(g)                    The Underwriters shall have received on the Closing Date an opinion from Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit D.

(h)                   The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Managers.

The opinions of Willkie Farr & Gallagher LLP, Arendt & Medernach, GANADO Advocates,  and Conyers Dill & Pearman described in Sections 5(d), 5(e), 5(f), and 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(i)                       The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of (i) Ernst & Young LLP (UK), (ii) Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, (iii) Ernst & Young Malta Limited and (iv) Deloitte Accountants B.V., each an independent registered accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements audited by such firm and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)                      The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between you and the shareholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the valid existence of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                            To furnish to you, without charge, eight signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                             To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                            Without the prior written consent of the Managers, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                             If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                     If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                    To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

(h)                   To file with the Commission such information in Form 20-F as may be required by Rule 463 under the Securities Act.

(i)                       To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)       The Company will promptly notify the Managers if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180 day restricted period referred to in Section 2.

(k)      If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

7.     Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount of legal fees and disbursements of counsel to the Underwriters payable by the Company pursuant to subsections (iii) and (iv) shall not exceed $10,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A (or other applicable form) relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange and the NYSE MKT, as the case may be, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.     Indemnity and Contribution.   (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Managers.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (d) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (e) if the allocation provided by clause 9(d) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting fee, discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the total underwriting fee, discounts and commissions received by the Underwriters, and not joint.

(f)       The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)       The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.  Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Luxembourg shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Luxembourg authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.  Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to subscribe for or purchase Shares that it has or they have agreed to subscribe for or purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for or purchase is not more than one-tenth of the aggregate number of the Shares to be issued or purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to subscribe for or purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for or purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to subscribe for or purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for or purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be subscribed for or purchased on such date, and arrangements satisfactory to you, the Company for the subscription for or purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, solely because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.  Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)   The Company acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.  Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York (a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company has irrevocably appointed CT Corporation, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent, or in any manner permitted by applicable law, shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Luxembourg.  The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such

Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

15.  Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

16.  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.  Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358); Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010 and Jefferies LLC, 520 Madison Avenue, New York, New York 10022; and if to the Company shall be delivered, mailed or sent to the Company in care of GFI Software S.A., 7A rue Robert Stümper, L-2557, Luxembourg, Grand Duchy of Luxembourg, Attention:  Ingo Bednarz, General Counsel with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, Attention: Gordon R. Caplan, Esq. (fax no.: (212) 728-8111).

Very truly yours,

GFI SOFTWARE S.A.

By:
Name:
Title:

Accepted as of the date hereof

J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Jefferies LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Jefferies LLC
Stifel, Nicolaus & Company, Incorporated
BMO Capital Markets Corp.
Needham & Company, LLC
Oppenheimer & Co. Inc.
Total

II-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued [date], 2013

2.                                      Pricing Information

a.              Number of Firm Shares: [•]

b.              Number of Additional Shares: [•]

c.               [Number of Insight Shares: [•]]

III-1

ANNEX A

1.              Iapetos Holding GmbH

2.              Gee FI Holdings Limited

3.              GFI Software LTD

4.              GFI USA, Inc.

5.              TG Holding Malta Limited

6.              TV GFI Holding Company S.à r.l.

7.              IASO International B.V.

ANNEX B

1.              Share Pledge Agreement relating to GmbH-Shares, dated September 14, 2011, by and among TV GFI Holding Company S.à r.l., Iapetos Holding GmbH and GFI Holding Malta Limited, as pledgors, Iapetos Holding GmbH, TeamViewer GmbH and GFI Software GmbH, as companies, and JPMorgan Chase Bank, N.A., as pledgee.

2.              Equitable Share Mortgage in respect of Shares of Gee FI Holdings Limited, dated September 14, 2011, by and among TG Holding Malta Limited, as mortgagor, JPMorgan Chase Bank, N.A., as mortgagee, and Gee FI Holdings Limited, as company.

3.              U.S. Collateral Agreement, dated September 14, 2011, by and among GFI Software S.à r.l., TV GFI Holding Company S.à r.l., JPMorgan Chase Bank, N.A. and the other Grantors (as defined therein).

4.              Equitable Share Mortgage in respect of Shares of GFI Software Limited, dated September 14, 2011, by and among Gee FI Holdings Limited, as mortgagor, JPMorgan Chase Bank, N.A., as mortgagee, and GFI Software Limited, as company.

5.              Pledge (Shares) Agreement, dated September 14, 2011, by and among TV GFI Holding Company S.à r.l., as Pledgor 1, GFI Software S.à r.l., as Pledgor 2, JPMorgan Chase Bank, N.A., as Pledgee, and TG Holding Malta Limited, as Company.

6.              Share Pledge Agreement, dated September 14, 2011, between GFI Software S.à r.l., as pledgor, and JPMorgan Chase Bank, N.A., as administrative agent, for the pledge of 25,000 shares of TV GFI Holding Company S.à r.l.

ANNEX C

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[circulated separately]

C-1

EXHIBIT A

FORM OF LEGAL OPINION OF WILLKIE FARR & GALLAGHER LLP

[circulated separately]

A-1

EXHIBIT B

FORM OF LEGAL OPINION OF ARENDT & MEDERNACH

[circulated separately]

B-1

EXHIBIT C

FORM OF LEGAL OPINION OF GANADO ADVOCATES

[circulated separately]

C-1

EXHIBIT D

FORM OF LEGAL OPINION OF CONYERS DILL & PEARMAN

[circulated separately]

D-1

EXHIBIT E

FORM OF LOCK-UP LETTER

, 2013

J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC

Jefferies LLC

As Representatives of
the several Underwriters

c/o

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“JPMorgan”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Jefferies LLC (“Jefferies”, and together with JPMorgan and Credit Suisse, the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GFI Software S.A., a Luxembourg joint stock company (société anonyme) (the “Company”) and certain selling shareholders (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of common shares (the “Shares”), nominal value €0.01 per share, of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers, on behalf of the Underwriters, and the Company, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) now or hereafter, by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a) the sale of Common Shares to the Underwriters pursuant to the Underwriting Agreement;

(b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions;

(c) transfers of Common Shares or any security convertible into or exercisable for Common Shares (1) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of an immediate family member, (2) by bona fide gift, will or intestacy, (3) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (ii) as part of a disposition, transfer or distribution of Common Shares or any security convertible into Common Shares to limited partners, limited liability company members or stockholders of the undersigned, or (4) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (c), (A) each transferee, donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act for the transfer of Common Shares;

provided that such plan does not provide for the transfer of Common Shares during the restricted period;

(e) the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement;

(f) the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(g) the disposition of Common Shares to the Company, or the withholding of Common Shares by the Company, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes and exercise price due with respect to options to purchase Common Shares or the vesting of restricted stock or restricted stock units, insofar as such options to purchase Common Shares, restricted stock or restricted stock units is or are outstanding as of the date hereof or as of the date of the Time of Sale Prospectus (as defined in the Underwriting Agreement); provided that no public reports or filings including, but not limited to, filings under Section 16 of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned in connection with such disposition; or

(h) transfers to the Company in connection with the repurchase of Common Shares issued pursuant to employee benefit plans in effect on the date hereof and disclosed in the Prospectus or pursuant to agreements pursuant to which such Common Shares were issued, provided that no public reports or filings including, but not limited to, filings under Section 16 of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned in connection with such transfer.

In addition, the undersigned agrees that, without the prior written consent of the Managers, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Managers agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, they will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Managers hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding anything to the contrary contained herein, this agreement will terminate and the undersigned will be released from all of its obligations hereunder if (i) the closing of the Public Offering shall not have occurred on or before August 16, 2014, (ii) the Company files an application to withdraw, and the Securities and Exchange Commission consents to the withdrawal of, the registration statement related to the Public Offering, (iii) the Company deregisters all of the Common Shares covered by the registration statement related to the Public Offering, (iv) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Shares to be sold thereunder or (v) the Managers, on behalf of the Underwriters, advising the Company, or the Company advising the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholders and the Underwriters.

[signature page follows]

Very truly yours,

(Name)

(Address)

EXHIBIT F

FORM OF WAIVER OF LOCK-UP

[Date]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by GFI Software S.A., a Luxembourg joint stock company (the “Company”) of            common shares, nominal value €0.01 (the “Common Shares”), of the Company, the underwriting agreement among the Company, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, dated         , 2013 (the “Underwriting Agreement”) and the lock-up letter dated         , 2013 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 2013, with respect to          Common Shares (the “Shares”).

J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective           , 2013; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

F-1

Very truly yours,

J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Jefferies LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

cc:  Company

F-2

EXHIBIT G

FORM OF PRESS RELEASE

GFI Software S.A.

[Date]

GFI Software S.A. (the “Company”) announced today that J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, the book-running managers in the Company’s recent public sale of            common shares, are [waiving][releasing] a lock-up restriction with respect to          common shares of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on         , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

G-1